VOTE BY PHONE CONFIRMATION LETTER
(WRITTEN)

VOTE CONFIRMATION

(Shareholder name & address of record)

THE GEORGE PUTNAM FUND OF BOSTON
Meeting of Shareholders July 11, 1996
Account:
Shares:

Votes Received: (list proposal as on proxy card)

(FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-735-3428 immediately, and in any event nolater than 5:00 P.M. Eastern Daylight Time, on July 10, 1996.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)